UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2023

Enovis Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34045

Delaware	001-34045	54-1887631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 Centerville Road, Suite 400 Wilmington, DE		19808
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 252-9160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ENOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 14, 2023, Mitchell P. Rales notified the Board of Directors (the “Board”) of Enovis Corporation (the “Company”) that he will not stand for re-election as a director and will retire from the Board upon the expiration of his term at the Company’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”) on May 16, 2023. In connection with and effective as of Mr. Rales’ retirement, the size of the Board will be reduced by one to ten directors and, subject to their re-election to the Board at the Annual Meeting, Matthew L. Trerotola, the Company’s Chief Executive Officer and a current director, will become Chair of the Board and independent director Sharon Wienbar will become Lead Independent Director.

Item 7.01.	Regulation FD Disclosure.

On March 15, 2023, the Company issued a press release announcing Mr. Rales’ decision to retire and the Company’s related Board leadership transition plans. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 15, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2023	ENOVIS CORPORATION

	By:	/s/ Bradley J. Tandy
	Name:	Bradley J. Tandy
	Title:	Senior Vice President and General Counsel